Exhibit 99.1

Santeon Group Inc. Reports Third Quarter 2013 Results

RESTON, Va. - November 14, 2013 -- Santeon Group Inc. (OTCBB: SANT, “Santeon” or the “Company”) announced today operating results for the third quarter ended September 30, 2013.

Third Quarter Highlights

•	Increased revenue 24% year-over-year to $1,481,436 for the third quarter 2013
•	Grew government sector revenue 134% year-over-year to $747,771 for the third quarter 2013
•	Achieved net income of $23,251, or $0.02 per diluted share, for the third quarter 2013

“During the third quarter, Santeon took meaningful steps to advance its strategic long-term growth plan and improve its financial profile. The divestiture of our eBenefits Network (eBN) business strongly positions the Company to focus exclusively on Enterprise Agility and outsourced software development services—areas we believe present the most compelling growth opportunities and best leverage the core capabilities of the Company,” commented Dr. Ash Rofail, Chief Executive Officer of Santeon. “The addition of two dedicated business development executives and three new revenue-generating employees, coupled with redeployed financial resources following the eBN transaction, will allow us to expand our presence in the public and private sector to meet growing market demand.”

Dr. Rofail added, “Our shift in strategy comes as we continued to execute operationally. During the quarter, we increased revenues by 24% year-over-year, maintained strong Adjusted EBITDA, secured a high profile government-sponsored enterprise customer win and further penetrated existing customer accounts, all of which helped drive momentum in our business.”

Third Quarter 2013 Results

Revenue increased 23.8% over the third quarter 2012 from $1,196,711 to $1,481,436 for the third quarter 2013. Agile training, coaching and consulting revenue increased 4% to $840,837 for the third quarter 2013, compared to $809,661 for the third quarter 2012. Software development revenue increased 53% to $427,562 for the third quarter 2013, compared to $279,694 for the third quarter 2012. eBN revenue increased 98.4% to $213,037 for the third quarter 2013, compared to $107,356 for the third quarter 2012.

Adjusted EBITDA, as reconciled in the attached table, was $21,174, or 1.4% of revenue, for the third quarter 2013, compared to $185,749, or 15.5% of revenue, for the third quarter 2012.

Net income was $23,251, or $0.02 per diluted share, for the third quarter 2013, compared to net income of $150,723, or $0.13 per diluted share, for the third quarter 2012.

During the third quarter ended 2013, the Company generated $26,368 in cash from operations and reduced its debt balance by $17,454 to $106,574. As of September 30, 2013, Santeon had cash of $190,492, resulting in a net cash position of $83,918.

Conference Call

The Company will host a conference call with investors to discuss its third quarter 2013 results today at 9:00 a.m. ET.  To participate, please call 1-888-562-3356 in the U.S. 1-973-582-2700 outside the U.S.) and enter pass code 93481016. The call will also be available as a live, listen-only webcast at http://www.santeon.com.

A replay of the webcast will be available online at http://www.santeon.com beginning shortly after the call. A telephone replay of the call will also be available two hours after the call until November 21, 2013, and may be accessed via telephone by dialing 1-855-859-2056 (1-404-537-3406 outside the United States) and entering pass code: 93481016.

About Santeon Group Inc.

Santeon Group Inc. is a technology company headquartered in Northern Virginia with offices in Reston, Va., Tampa, Fla., Cairo, Egypt and Pune, India. Santeon offers products and services to optimize federal and commercial enterprise performance. Santeon's goal is to serve emerging markets by providing technically superior products and solutions while reducing the cost of ownership and deployment of these solutions through a strong channel partner and distribution model. For more information please visit our web site at http://www.santeon.com.

Safe Harbor Statement

The preceding press release may include statements that include, among others, forward-looking statements about our beliefs, plans, objectives, goals, expectations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “target”, “goal” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in the forward-looking statements. Our ability to achieve our financial objectives or improve the company’s stock price could be adversely affected by many factors, including, without limitation, the following factors:  The strength of the United States economy, changes in the securities markets legislative or regulatory changes, the loss of key personnel, technological changes, changes in customer habits, our ability to manage these and other risks, and our ability to deliver products and services on time.  However, other factors besides those listed above could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. These forward-looking statements are not guarantees of future performance, but reflect the present expectations of future events by our management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Any forward-looking statements made by us speak only as of the date they are made. For additional information about Santeon’s business and financial results, refer to Santeon’s Annual Report on Form 10-K that may be found at sec.gov or on http://www.santeon.com/Sec_Filings.html.  Santeon undertakes no obligation to update any forward-looking statements that may be made from time to time by the company, except as may be required by applicable law, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

The Company has included in this press release certain non-GAAP financial measures. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the performance of the Company and when planning and forecasting future periods. Readers are cautioned not to view non-GAAP financial measures on a stand-alone basis or as a substitute for GAAP measures, or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP measures with non-GAAP measures also included herein.

Investor Relations Contact

Jeffrey Goldberger / Rob Fink
KCSA Strategic Communications
212.896.1249 / 212.896.1206
jgoldberger@kcsa.com / rfink@kcsa.com

(Tables to Follow)

SANTEON GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
ASSETS	(Unaudited)
Current assets:
Cash	$190,492	$183,785
Accounts receivable	657,823	796,466
Other current assets	81,265	16,795
Total current assets	929,580	997,046

Property, plant and equipment, net	39,599	20,364
Software assets, net	199,582	281,212
Other asset	23,950	8,783
Total non-current assets	263,131	310,359

Total Assets	$1,192,711	$1,307,405

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$718,028	$1,107,345
Notes payable - current portion	76,649	120,509
Total current liabilities	794,677	1,227,854

Long term liabilities:
Deferred rent	58,078	-
Notes payable	29,925	83,166
Total long term liabilities	88,003	83,166

Stockholders' equity (deficit):
Preferred stock, par value $0.001, 50,000,000 shares authorized: 0 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	-	-
Common stock, par value $0.001, 50,000,000 shares authorized; 1,240,861 and 1,184,899 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	1,241	1,185
Common stock to be issued	52,500	10,000
Additional paid in capital	1,682,717	1,518,726
Treasury Stock, at cost, 0 and 16,238 shares as of September 30, 2013 and December 31, 2012, respectively	-	(38,925)
Accumulated deficit	(1,426,427)	(1,494,601)
Total stockholders' equity (deficit)	310,031	(3,615)

Total Liabilities and Stockholders' Equity (Deficit)	$1,192,711	$1,307,405

SANTEON GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Revenues	$1,481,436	$1,196,711	$4,042,117	$2,897,904

Cost of revenue	785,948	588,741	2,043,506	1,608,833
Gross Profit	695,488	607,970	1,998,611	1,289,071

Operating expenses:
General, selling and administration	724,570	456,478	2,027,725	1,276,315
Depreciation and amortization	4,413	1,460	8,098	4,273
Total operating expenses	728,983	457,938	2,035,823	1,280,588

(Loss) income from operations	(33,495)	150,032	(37,212)	8,483

Other Income (Expenses):
Interest expense	(792)	(1,556)	(8,224)	(9,908)
Gain on cancellation of debt/equity	7,500	-	40,523	-
Gain on forgiveness/settlement of debt	54,190	407	61,956	75,697
(Loss)/gain from foreign currency transactions	(4,152)	1,840	11,187	2,386
Loss on disposal of asset	-	-	(56)	-
Total other income, net	56,746	691	105,386	68,175

Income before provision for income taxes	23,251	150,723	68,174	76,658

Provision for income tax expense (benefit)	-	-	-	-

Net income	$23,251	$150,723	$68,174	$76,658

Net income per common share, basic	$0.02	$0.13	$0.06	$0.06

Net income per common share, diluted	$0.02	$0.13	$0.06	$0.06

Weighted average number of common shares outstanding, basic	1,254,883	1,192,734	1,215,366	1,198,825

Weighted average number of common shares outstanding, diluted	1,254,883	1,192,734	1,215,366	1,198,825

SANTEON GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(Unaudited)

	September 30, 2013	September 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$68,174	$76,658
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	112,604	101,524
Loss on disposal of asset	56	-
Gain on cancellation of debt	(40,523)	-
Gain on forgiveness/settlement of debt	(61,956)	(75,697)
Common stock issued or to be issued for compensation	35,625	22,500
Stock-based compensation expense - common stock options	66,665	-
Common stock issued for accrued interest	1,750	-
Changes in operating assets and liabilities:
Accounts receivable	138,643	(78,714)
Other current assets	(5,095)	(4,112)
Other asset	(15,167)	-
Accounts payable and accrued expenses	(190,983)	174,514
Net cash provided by operating activities	109,793	216,673

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software assets	(22,877)	-
Purchases of property, plant and equipment	(28,388)	(4,851)
Proceeds from sale of fixed assets	1,000	-
Net cash used in investing activities	(50,265)	(4,851)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for treasury stock	(720)	(17,500)
Repayments of notes payable-related party	-	(57,033)
Repayments of notes payable	(52,101)	(34,131)
Net cash used in financing activities	(52,821)	(108,664)

Net increase in cash	6,707	103,158
Cash, beginning of the period	183,785	16,960

Cash, end of the period	$190,492	$120,118

Supplemental disclosures of cash flow information:
Income tax paid	$-	$-
Interest paid	$2,298	$2,513

Supplemental disclosures for non-cash investing and financing activities:
Common stock issued for settlement of debt and accrued interest	$50,000	$-
Common stock issued for settlement of accrued bonus	$40,277	$-
Common stock issued for prepayment of services to be rendered	$59,375	$-

SANTEON GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Net (loss) income	$23,251	$150,723	$68,174	$76,658

Loss on disposal of assets	-	-	56	-
Gain on forgiveness / settlement of debt	(54,190)	(407)	(61,956)	(75,697)
Gain on cancellation of debt	(7,500)	-	(40,523)	-
Interest expense, net	792	1,556	8,224	9,908
Depreciation and amortization	40,011	33,877	112,604	101,524
Non-cash stock option compensation expense	18,810	-	66,665	-
Termination expense	-	-	46,311	-

Adjusted EBITDA	$21,174	$185,749	$199,555	$112,393